NovaCopper Inc.
(An Exploration-Stage Company)

Pro-Forma Consolidated Financial Statements
February 28, 2015
Unaudited
(expressed in US dollars)

February 28, 2015

Pro-Forma Consolidated Balance Sheet
(Unaudited)
As at February 28, 2015

In thousands of US dollars
	NovaCopper	Sunward			NovaCopper
	Inc.	Resources Ltd.			Inc.
	February 28,	March 31,	Note 2	Pro-forma	Pro-forma
	2015	2015		adjustments
	$	$		$	$
Assets
Current assets
Cash and cash equivalents	3,988	20,490	(d)	610
			(c)	(1,470)	23,618
Accounts receivable	57	5			62
Deposits and prepaid amounts	423	154			577
	4,468	20,649		(860)	24,257

Plant and equipment	272	450			722
Mineral properties and development costs	30,586	2,710	(e)	(648)	32,648
	35,326	23,809		(1,508)	57,627

Liabilities
Current liabilities
Accounts payable and accrued liabilities	727	160			887
Deferred share unit liability	-	111	(e)	(111)	-
Equity tax liability	-	2			2
	727	273		(111)	889

Shareholders’ equity
Share capital	112,469	83,968	(b)	22,852
			(d)	757
			(e)	(83,968)	136,078
Warrants	2,163	-			2,163
Contributed surplus	124	31,104	(e)	(31,104)	124
Contributed surplus – options	17,368	-			17,368
Contributed surplus – units	1,375	-			1,375
Accumulated other comprehensive loss	-	(346)	(e)	346	-
Deficit accumulated during the exploration stage	(98,900)	(91,190)	(c)	(1,470)
			(e)	91,190	(100,370)

	34,599	23,536		(1,397)	56,738
	35,326	23,809		(1,508)	57,627

(See accompanying notes to the unaudited pro-forma consolidated financial statements)

February 28, 2015

Pro-Forma Consolidated
Statements of Loss and Comprehensive Loss
(Unaudited) For the year ended November 30, 2014

in thousands of US dollars except per share amounts
	NovaCopper	Sunward	Pro-forma		NovaCopper
	Inc.	Resources Ltd.	adjustments		Inc.
	For the year ended	For the year ended	Note 2	(c)	Pro-forma
	November 30, 2014	December 31, 2014
	$	$	$		$
Expenses
Amortization	750	233			983
Foreign exchange loss	2	793			795
General and administrative	1,484	1,425			2,909
Investor relations	51	32			83
Mineral properties expense	2,512	1,719			4,231
Professional fees	952	138	1,470		2,560
Salaries	3,012	-			3,012
Salaries – stock-based compensation	887	588			1,475
Total expenses	9,650	4,928	1,470		16,048
Other items
Asset impairment	-	23,002			23,002
Interest and other income	(2)	(117)			(119)
Loss on disposal of equipment	-	94			94
Loss for the year	9,648	27,907	1,470		39,025
Foreign currency translation differences for foreign operations	-	(338)			(338)
Comprehensive loss for the year	9,648	27,569	1,470		38,687

Basic and diluted loss per share (note 4)					$0.38

(See accompanying notes to the unaudited pro-forma consolidated financial statements)

February 28, 2015

Pro-Forma Interim Consolidated
Statements of Loss and Comprehensive Loss
(Unaudited)
For the three months ended February 28, 2015

in thousands of US dollars except per share amounts
	NovaCopper	Sunward	Pro-forma	NovaCopper
	Inc.	Resources Ltd.	adjustments	Inc.
	For the three	For the three	Note 2(a)	Pro-forma
	months ended	months ended
	February 28, 2015	March 31, 2015
	$	$	$	$
Expenses
Amortization	143	47		190
Foreign exchange (gain) loss	(20)	11		(9)
General and administrative	381	244		625
Investor relations	6	3		9
Mineral properties expense	327	281		608
Professional fees	161	33		194
Salaries	250	-		250
Salaries – stock-based compensation	282	56		338
Total expenses	1,530	675		2,205
Other items
Asset impairment recovery	-	(2,710)	2,710	-
Interest and other income	-	(16)		(16)
Loss on disposal of equipment	-	25		25
Equity tax expense	-	2		2
Loss (income) for the period	1,530	(2,024)	2,710	2,216
Foreign currency translation differences for foreign operations	-	81		81
Comprehensive loss (income) for the period	1,530	(1,943)	2,710	2,297

Basic and diluted loss per share (note 4)				$0.02

(See accompanying notes to the unaudited pro-forma consolidated financial statements)

February 28, 2015

Notes to the Pro-Forma
Consolidated Financial Statements
(Unaudited)

1	Arrangement and basis of presentation

NovaCopper Inc. (“NovaCopper” or the “Company”) is engaged in the exploration and development of mineral properties including the Arctic and Bornite Projects located in Northwest Alaska in the United States of America (“US”).

The accompanying unaudited pro-forma consolidated financial statements have been prepared for illustrative purposes to give effect to the acquisition by NovaCopper of all of the issued and outstanding shares of Sunward Resources Ltd. (“Sunward”).

The unaudited pro-forma consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and the accounting policies as disclosed in the financial statements of NovaCopper Inc. The unaudited pro-forma consolidated balance sheet and the unaudited pro-forma consolidated statements of loss and comprehensive loss have been prepared, for illustrative purposes only, to give effect to the acquisition of Sunward by NovaCopper pursuant to the assumptions described in note 2. These unaudited pro-forma consolidated financial statements have been numerically constructed from the following historical publicly-filed financial statements:

a) A pro-forma consolidated balance sheet combining:

i. The unaudited interim consolidated balance sheet of NovaCopper as at February 28, 2015; and
ii. The audited consolidated balance sheet of Sunward as at March 31, 2015.

b) A pro-forma annual consolidated statements of loss and comprehensive loss combining:

i. The audited consolidated statements of loss and comprehensive loss of NovaCopper for the year ended November 30, 2014; and
ii. The audited consolidated statements of loss and comprehensive loss for the year ended March 31, 2014 added to the unaudited interim consolidated statements of loss and comprehensive loss of Sunward for the nine month period ended December 31, 2014 less the unaudited interim consolidated statements of loss and comprehensive loss of Sunward for the nine month period ended December 31, 2013.

c) A pro-forma interim consolidated statements of loss and comprehensive loss combining:

i. The unaudited interim consolidated statements of loss and comprehensive loss of NovaCopper for the three months ended February 28, 2015; and
ii. The audited consolidated statements of loss and comprehensive loss for the year ended March 31, 2015 less the unaudited interim consolidated statements of loss and comprehensive loss of Sunward for the nine months ended December 31, 2014.

In the opinion of management, the unaudited pro-forma consolidated balance sheet as at February 28, 2015, the unaudited pro-forma consolidated statements of loss and comprehensive loss for the year ended November 30, 2014, and the unaudited pro-forma interim consolidated statements of loss and comprehensive loss for the three months ended February 28, 2015 include the adjustments necessary for the fair presentation of the proposed transaction in accordance with US GAAP.

The unaudited pro-forma consolidated financial statements are not necessarily indicative of NovaCopper as at the time of the closing of the Arrangement and are not intended to reflect the financial performance or financial position of NovaCopper which would have resulted had the transaction been effected on the dates indicated. The unaudited pro-forma consolidated financial statements should be read in conjunction with the audited consolidated financial statements of NovaCopper Inc. for the years ended November 30, 2014, 2013 and 2012, and the unaudited consolidated interim financial statements of NovaCopper Inc. at February 28, 2015, all of which is available on SEDAR www.sedar.com.

February 28, 2015

Notes to the Pro-Forma
Consolidated Financial Statements
(Unaudited)

2	Pro-forma assumptions

The unaudited pro-forma consolidated financial statements give effect to the accounting continuation of NovaCopper as described in the Business Acquisition Report, as if the acquisition of Sunward had occurred as at February 28, 2015 for the purposes of the unaudited pro-forma consolidated balance sheet and as of December 1, 2013 for the purposes of the unaudited pro-forma consolidated statements of loss and comprehensive loss and the following assumptions.

(a)

The balances in the consolidated financial statements of Sunward are prepared in accordance International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. No material adjustments were identified to conform the consolidated financial statements of Sunward to US GAAP other than the reversal of an asset impairment recovery of $2,710,000 recorded during the three months ended March 31, 2015 which is prohibited under US GAAP.

(b)

On April 22, 2015, NovaCopper and Sunward jointly announced that they had entered into a definitive arrangement agreement pursuant to which NovaCopper agreed to acquire all of the issued and outstanding common shares of Sunward for consideration of 0.3 common shares of NovaCopper (the "Exchange Ratio") per common share of Sunward. Outstanding Sunward Deferred Share Units (“DSUs”) automatically vested and the holder thereof received consideration based on the Exchange Ratio for each Sunward common share subject to such Sunward DSU.

43,116,312 NovaCopper common shares were exchanged for 143,721,053 Sunward common shares and DSUs outstanding as at June 19, 2015, the closing date of the acquisition. The value of the common shares issued was calculated based on the closing price of NovaCopper common shares on June 18, 2015 of $0.53, the date of last trading prior to the closing of the acquisition, resulting in total consideration of $23.0 million.

(c)	Payment of estimated transaction costs of NovaCopper and Sunward of $1,470,000 which are expensed for accounting purposes.

(d)

Each outstanding Sunward stock option was exchanged for an Arrangement stock option to acquire, on the same terms and conditions as were applicable under such Sunward stock option immediately prior to the Arrangement, such number of NovaCopper common shares based on the Exchange Ratio (“Arrangement Option”). All such Arrangement Options shall expire on September 17, 2015, 90 days following the close of the Arrangement. It is assumed all Arrangement Options in the money at the time of the closing will be exercised and receive NovaCopper Shares based on the Exchange Ratio prior to their expiry date. For the purposes of these unaudited pro-forma consolidated financial statements, 1,368,000 NovaCopper common shares are assumed to be exchanged for 4,560,000 Sunward stock options valued using black-scholes at the time of the closing of the Arrangement resulting in consideration paid of $147,000. It is assumed NovaCopper will receive estimated cash proceeds of $610,000 from such exercise.

(e)

The transaction will be accounted for as a business combination under Accounting Standards Codification (“ASC”) 805. NovaCopper has estimated the fair value of the non-mining identifiable net assets to be equal to their carrying value. The fair value of the mineral property acquired, the Titiribi Project, has been assessed and recorded at $2,062,000 representing the remainder of the consideration paid over the estimated fair value of the non-mining identifiable net assets acquired of $20,937,000. NovaCopper is currently completing a full and detailed valuation of the fair value of the net assets acquired for financial reporting purposes.

February 28, 2015

Notes to the Pro-Forma
Consolidated Financial Statements
(Unaudited)

The preliminary allocation of the consideration paid for the purposes of these unaudited pro-forma consolidated financial statements is summarized in the table below. The allocation will be finalized once management has gathered and reviewed all relevant information. The final allocation may be significantly different than outlined below.

in thousands of US dollars
$
Acquisition cost
Common shares issued pursuant to the Arrangement (b)	22,852
Common shares issued pursuant to the exercise of Sunward stock options (d)	147
Total consideration	22,999

Fair value of net identifiable assets and liabilities
Cash and cash equivalents	20,490
Accounts receivable	5
Deposits and prepaid amounts	154
Plant and equipment	450
Mineral property – Titiribi	2,062
Accounts payable and accrued liabilities	(160)
Equity tax liability	(2)
Fair value acquired	22,999

The historical equity of Sunward is eliminated upon the recording of the acquisition consideration.

3	Share capital

Authorized
     unlimited common shares, no par value
     unlimited preferred shares, no par value

The following summarizes the changes in share capital that will occur pursuant to the Arrangement as outlined in Note 2.

in thousands of US dollars except share amounts
		February 28, 2015
	Number of shares	Share capital
		$
Balance – February 28, 2015	60,633,701	112,469
Issued pursuant to the Arrangement
Common shares issued pursuant to the Arrangement (note 2(b))	43,116,312	22,852
Common shares issued pursuant to the exercise of Sunward stock options (note 2(d))	1,368,000	757
Pro-forma balance – February 28, 2015	105,118,013	136,078

February 28, 2015

Notes to the Pro-Forma
Consolidated Financial Statements
(Unaudited)

4	Pro-forma loss per share

Pro-forma basic and diluted loss per share for the three months ended February 28, 2015 and for the year ended November 30, 2014 have been calculated as if the common shares to be issued pursuant to the Arrangement had been outstanding as of December 1, 2013.

in thousands of US dollars except share and per share amounts
	For the three months	For the year
	ended	ended
	February 28, 2015	November 30, 2014

Weighted-average number of common shares outstanding	60,614,960	56,268,326

Common shares issued pursuant to the Arrangement (note 2(b))	43,116,312	43,116,312
Common shares issued pursuant to the exercise of Sunward stock options (note 2(d))	1,368,000	1,368,000

Pro-forma weighted-average number of common shares outstanding	105,099,272	100,752,638

Pro-forma loss	2,297	38,687
Pro-forma loss per share, basic and diluted	$0.02	$0. 38

February 28, 2015